Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
i3 Verticals, Inc.
Nashville, Tennessee
We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to Form S-1 Registration Statement of our report dated February 6, 2018, relating to the consolidated financial statements of i3 Verticals, LLC which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO USA, LLP
Nashville, Tennessee
June 11, 2018